Exhibit 99.1

Chimera Investment Corporation Files Second Quarter 2013 Form 10-Q, Announces the Third Quarter 2013 Form 10-Q is Expected to Be Filed in April 2014, Receives 6 Month Extension to File Its 2013 Form 10-K by the NYSE and Declares Dividends

  Files 2nd Quarter 2013 Form 10-Q
  Expects to file 3rd Quarter Form 10-Q in April 2014
  NYSE grants six month extension to file its 2013 Form 10-K
  1st Quarter 2014 Dividend of $0.09 per common share
  Continued dividend program of $0.09 per share for the second quarter of 2014

NEW YORK--(BUSINESS WIRE)--March 20, 2014--Chimera Investment Corporation (NYSE:CIM) continues to make progress in filing its past due SEC reports and filed its 2nd quarter 2013 Form 10-Q today. Chimera expects to file its 3rd quarter Form 10-Q in the month of April and at that time will provide guidance on the filing of its 2013 Form 10-K. Chimera expects to continue to file on an accelerated pace to ensure investors are receiving the most timely information possible.

Management expects to be a current filer in 2014. With each quarterly or annual filing, Chimera will provide specific information regarding the timing of future filings.

NYSE grants 6 month extension to file Chimera’s 2013 Form 10-K

Chimera announced that the filing of Form 10-K for the year ended December 31, 2013 will be delayed beyond the Form 12b-25 extended due date. As detailed in Chimera’s Form 12b-25, as a result of the previously completed restatement of Chimera’s financial statements for the period covering 2008 through 2011 that was included in Chimera’s Annual Report on Form 10-K for the year ended December 31, 2011 that was filed on March 8, 2013, Chimera was not able to file its Annual Report on Form 10-K for the year ended December 31, 2013 within the extension period provided under Rule 12b-25.

The NYSE will closely monitor the status of Chimera and related public disclosures for a period of up to six months from its due date. If Chimera fails to file its annual report within the six month from the filing due date, the NYSE may allow Chimera to trade for an additional six month period depending on specific circumstances. Chimera will continue to be identified with an “LF” identifying the Company as a late filer.

First Quarter 2014 Dividend and Continuation of Dividend Program

The Board of Directors of Chimera today announced the declaration of its first quarter 2014 cash dividend of $0.09 per common share. This dividend is payable April 24, 2014, to common shareholders of record on March 31, 2014. The ex-dividend date is March 27, 2014.

The Board of Directors has reviewed the dividend program and will continue to pay a dividend of $0.09 per share for the second quarter of 2014.

Other Information

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. Chimera’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. Chimera is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Chimera’s management and are subject to significant risks, uncertainties and other factors, including the impact of the transition to a new independent registered public accounting firm and Chimera’s ability to timely complete the process necessary to file its quarterly and annual reports for the quarters and year subsequent to June 30, 2013. Chimera does not undertake, and specifically disclaims all obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, see “Item 1A — Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q.

CONTACT:
Chimera Investment Corporation
Investor Relations, 646-454-3759
www.chimerareit.com